SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (D)
             OF THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): May 23, 1997



                NORFOLK SOUTHERN RAILWAY COMPANY
     (Exact name of Registrant as specified in its charter)



                            1-743; 1-3744;
      Virginia             1-4793; 1-546-2       53-600201 6
(State of Incorporation) (Commission File No.)  (IRS Employer
                                              Identification No.)


                     Three Commercial Place
                  Norfolk, Virginia  23510-2191
             (Address of principal executive offices)



                         (757) 629-2682
                 (Registrant's telephone number)



                            No Change
  (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

          On May 27, 1997, Norfolk Southern Corporation ("NSC"), which own all of the Registrant's common stock, and CSX Corporation ("CSX") issued the attached joint press release indicating that approximately 57,407,389 shares (including those covered by notices of guaranteed delivery) of Conrail Inc. had been accepted for payment by Green Acquisition Corp., pursuant to NSC's and CSX's joint tender offer which expired on May 23, 1997.

          NSC's portion of the payment for the shares tendered in May will be approximately $4.567 billion; including the $943 million paid by NSC to acquire 8.2 million shares of Conrail stock in February, NSC's total payments to date for shares of Conrail Inc. will approximate $5.510 billion.

          NSC will pay 58% of the cost of acquiring any remaining shares of Conrail Inc.; NSC's total cost to acquire shares of Conrail Inc. thus is anticipated not to exceed $5.710 billion.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits:

               (99) Joint press release, dated May 27, 1997,
                    issued by NSC and CSX concerning the
                    acceptance for payment by Green Acquisition
                    Corp. of approximately 57,407,389 tendered shares (including about 8,937,900 covered by notices of guaranteed delivery) of Conrail Inc.


                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 27, 1997


                              NORFOLK SOUTHERN RAILWAY COMPANY
                                      (Registrant)



                              By: /s/ Dezora M. Martin

                                  Dezora M. Martin
                                  Assistant Corporate Secretary

                           EXHIBIT INDEX

     Exhibit
     Number         Description

     99 Joint press release, dated May 27, 1997, issued by NSC and CSX concerning the acceptance for payment by Green Acquisition Corp. of approximately 57,407,389 tendered shares (including about 8,937,900 covered by notices of guaranteed delivery) of Conrail Inc.